EXHIBIT 12

                                          Bruno's, Inc.
                                 Ratio of Earnings to Fixed Charges
                                    (Dollar amounts in thousands)

                                                                                                         Pro-forma
                   June 30,     June 29,     June 27,     July 3,    July 2,     April 9,     April 8,    April 8,
                     1990         1991         1992        1993       1994         1994        1995       1995
                  (52 Weeks)   (52 Weeks)   (52 Weeks)  (53 Weeks)  (52 Weeks)  (40 Weeks)   (40 Weeks)  (40 Weeks)
                  ----------   ----------   ----------  ----------  ----------  ----------   ----------  ----------
Earnings (1):
Pre Tax Income   $  99,911    $ 111,665     $ 87,142    $ 73,387    $ 68,770    $  48,687    $  33,914   $ (15,986)
Interest Expense    16,781       14,384       14,152      18,210      20,527       15,930       20,732      66,932
Rent Expense        11,085       13,011       14,040      15,216      15,473       11,522       12,209      12,209
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------
                 $ 127,777    $ 139,060     $115,334    $106,813    $104,770    $  76,139    $  66,855   $  63,155
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------

Fixed Charges(2):
Interest Expense $  16,781    $  14,384     $ 14,152    $ 18,210    $ 20,527    $  15,930    $  20,732   $  66,932
Rent Expense        11,085       13,011       14,040      15,216      15,473       11,522       12,209      12,209
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------
                 $  27,866    $  27,395     $ 28,192    $ 33,426    $ 36,000    $  27,452    $  32,941   $  79,141
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------

Ratio            $    4.59    $    5.08     $  4.09     $   3.20    $   2.91    $    2.77    $    2.03   $    0.80
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------
                 ---------   ----------    ---------    ----------  ----------  ----------   ----------   ----------


(1) Earnings consist of income before income taxes and extraordinary loss on extinguishment of debt, plus fixed charges.

(2) Fixed charges consist of interest expense and one-third of rental expense (the portion deemed representative of the interest factor).